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                                                                      EXHIBIT 99






                                 [TRUSERV LOGO]















                           TRUSERV INVESTMENT PROGRAM

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                   LETTER FROM DAN COTTER AND PAUL E. PENTZ



Dear TruServ Members and Investors,


These days making the right choices in your personal Investments can be confusing. Shopping for the best return on your dollar can be exhausting. Then, there's the difficult task of finding someone you can trust. TruServ Corporation has come up with an easy and convenient way to invest your money: the TRUSERV INVESTMENT PROGRAM. It allows Members/Investors the opportunity to gain financial security and make an investment in a business that's important to them.

You may already be familiar with the TruServ Investment Program (formerly the Cotter & Company Investment Program). Started in 1994, the program had great success with True Value Members/Investors on a fixed rate, fixed term program.

But now an exciting feature has been added. The TruServ Investment Program has been expanded to allow new dollar investments into the program from loyal investors like you.

Please take the time to read the enclosed materials. Whether you are a current or first-time Investor, you'll find this program beneficial to your personal Investments because it offers a high-interest, fixed-term security that is more attractive than most banks can offer. You've got a lot invested in the company; now you can make an investment with confidence and benefit from its success.

Best Regards,
TruServ Corporation


Dan Cotter
Dan Cotter
Chairman and Chief Executive Officer

Paul E. Pentz
Paul E. Pentz
President and Chief Operating Officer
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"I'M INTERESTED.  HOW DO I INVEST?"     The program package contains:

                                        - a program description and prospectus,
                                          which you should review carefully
                                          before investing

                                        - an application form

                                        - rates for two, three, and four-year
                                          Notes

                                        - a W-9 Investor Application &
                                          Agreement and

                                        - a return envelope

                                        Simply complete the W-9/Application &
                                        Agreement form and attach any required
                                        documentation and a check for your
                                        investment amount. Return these in
                                        the furnished envelope by the deadline
                                        date as specified on the rate card.


"IS MY MONEY SECURE?"                   Though not guaranteed by the FDIC,
                                        your investment in the TruServ
                                        Investment Program is backed by TruServ
                                        Corporation, one of the strongest
                                        hardware companies in the United
                                        States.

"WHAT IS THE INTEREST RATE?"            See the rate card included with the
                                        program package, or call 1-800-507-9000
                                        for the latest rates.

"HOW IS INTEREST PAID?"                 Interest is paid semiannually (every
                                        six months from and on anniversary of
                                        issue date) and can be mailed the next
                                        business day or added to your principal
                                        for compounding.

"IS THE INTEREST INCOME TAXABLE?"       Yes. All income credited to your
                                        Account is subject to federal and
                                        applicable state and local taxes. The
                                        interest income information needed to
                                        prepare your tax returns will be sent
                                        to you shortly after the end of
                                        each calendar year on Form 1099INT.

"WILL MY INVESTMENT AUTOMATICALLY       A notification will be mailed to you
BE PAID OUT AT MATURITY?"               prior to maturity giving you the option
                                        to reinvest at than-current rates. If
                                        you do not elect this option, your
                                        investment will automatically redeem.

"ARE THERE ANY FEES"                    No. There are no up-front "sales load"
                                        management or redemption fees.


                             QUESTIONS & ANSWERS
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"CAN I WITHDRAW FUNDS FROM MY NOTES?"   You can redeem Notes at full value any
                                        time. To redeem a Note early, just
                                        write a letter to the Agent Bank at
                                        TruServ Investment Program, P.O. Box
                                        75933, Chicago, IL 60675-5933. Early
                                        redemption, in all cases, is
                                        subject to the penalty of the
                                        equivalent of 120-days interest
                                        calculated on the latest principal
                                        statement balance. Early withdrawal may
                                        result in a deduction from principal
                                        balance.

"WHAT INFORMATION WILL I RECEIVE
ON MY ACCOUNT?"                         You will receive combined quarterly
                                        statements detailing all
                                        transactions-investments, redemptions
                                        and interest payments or
                                        reinvestments for all Notes held in your Account. You will receive confirmation of each new Investment, advance notices of maturities and annual 1099INT forms for tax purposes.

"CAN I TRANSFER OWNERSHIP OF MY
INVESTMENT?"                            No. Ownership cannot be assigned,
                                        transferred or pledged.

"WHAT IF I HAVE QUESTIONS?"
                                        Call 1-800-507-9000. You will receive
                                        general program information and renewal
                                        rates for the TruServ Investment
                                        Program as set by the company.

                                        You can call this number 24 hours a
                                        day, seven days a week for specific
                                        individual Account information as well
                                        as rate and general information.
                                        For personal answers to other
                                        questions, trained service
                                        representatives will be available
                                        Monday through Friday, 7:30 a.m. to
                                        6 p.m. Central Time, except on federal
                                        holidays.


     If your question is not answered here, consult the following Program Description and Program Prospectus or call the toll-free hotline at
                               1-800-507-9000.
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General Program          The TruServ Investment Program was established in 1994
Description              to accommodate the continued investment of non-Members
                         holding Subordinated Patronage Dividend Notes. A new feature of the program extends the opportunity to include TruServ Corporation Associates, active Members and current TruServ Investment Program investors
                         (immediate family members of TruServ Members can also participate in the program). This program allows people who support and contribute to TruServ
                         Corporation to benefit from its success. The Notes are available for purchase in one thousand dollar
                         ($1,000.00) denominations. The Investor can elect for the Notes to be issued for two, three or four-year periods.


                         TruServ Corporation reserves the right to modify, withdraw or cancel the offer made hereby at any time.


Interest Rate            The rate of interest on the Notes are set by TruServ
                         Corporation, and fixed for the term of the Note. Rate information for the current investment period is available by consulting the current rate information card or by calling 1-800-507-9000.

                         Investors will have the option to elect to receive interest payments on a semiannual basis and will be paid every six months from and on anniversary of issue date, with payment mailed the following business day, or to have the interest payments added to the Note principal resulting in compounded interest calculations. Interest is calculated on a 365-day year actual/actual basis. Interest payments and principal at maturity will be paid by check. Account statements and check payouts may be mailed separately. Each Investor ("Investor") will have the ability to change the option on the way interest is paid or reinvested by notifying the Agent Bank at TruServ Investment Program, P.O. Box 75933, Chicago, Illinois, 60675-5933.

Type of Accounts         The Notes must be registered in one of the four
                         categories listed below and investment applications must include documentation as listed.

                              SINGLE TENANCY Social Security or Federal Tax Identification Number, Signature on the Application.

                              JOINT TENANCY WITH RIGHT OF SURVIVORSHIP Social Security or Federal Tax Identification Numbers and Signatures of all parties on the Application.


TRUSERV INVESTMENT PROGRAM DESCRIPTION NEW OR ADDITIONAL INVESTMENT AMENDMENT WITH MEMBER/INVESTOR APPLICATION & AGREEMENT
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                              TENANCY BY CUSTODIAN  (Uniform Gift to Minor Act)
                              Social Security or Federal Tax Identification Number and signatures of Guardian(s) on the Application (For a custodial account, the minor is considered the beneficial owner of the account. An adult Custodian manages the account until the minor comes of age as specified in the Uniform Gift to Minors Act in the custodians state of residence. The Custodian's signature is required for all transactions.

                              LIVING TRUST Copy of Living Trust (1st two and last two pages only), Social Security Number or Federal Tax Identification Number, Signature on the Application.

                         These Notes cannot be held by a retirement savings plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.


Note Characteristics     Transfer Assignment Pledging and Subdivision of the
                         Notes are not permitted. Please read the Prospectus carefully for details.

                         A Note is not equivalent to a deposit or other bank account and is not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance. The Program is not subject to the requirements of the Investment Company Act of 1940 (including diversification of Investment) or the Employee Retirement Income Security Act of 1974.

                         There are no up-front "sales load," management or redemption fees.


Taxes & Applicable       For information concerning important tax aspects of
Laws                     the Notes, and arbitration of any disputes relating to
                         the Notes, please read your Prospectus carefully.


Agent Bank               TruServ Corporation has engaged The Northern Trust
                         Company as the Agent Bank to service this Program. The
                         Agent Bank will send the following to the Investor:

                              - Confirmation of new investment

                              - Quarterly statements listing all Notes held and
                                all transaction information on a year-to-date basis

                              - Advance maturity notices with renewal forms

                              - Form 1099INT

                              - Semiannual interest check with amount for
                                multiple Notes (if the Investor owns more than one) combined


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                         The Northern Trust Company is not a co-principal of
                         the TruServ Investment Program and no Investment dollars will be held by The Northern Trust Company.

                         Additionally, the Agent Bank provides an automated voice response system (1-800-507-9000) to allow Investors to call and obtain aggregate Account and Individual Note Information. The Agent Bank will also set up new Accounts and Notes, process early redemption requests, respond to inquiries and provide to Investors information on Notes and Accounts. Additional or other inquiries from Investors will be forwarded to TruServ Corporation.

                         Investments in a Note will be represented by a Program account (an "Account") established for the Investor by the Agent Bank. The Notes will not be represented by a certificate or any other instrument evidencing the TruServ Corporation's Indebtedness.

                         Each Investor will be assigned a new Account number and Personal Identification Number (P.I.N.) for telephone access to their Account information.

                         All investments in the Notes are investments in securities of TruServ Corporation and are not an obligation of the Agent Bank.

Trustee The Notes are issued under an Indenture between TruServ Corporation and First Trust National Association.

Redemption by the        Investors will have the option of redeeming a Note at
Noteholder               any time, subject to a Penalty ("the Penalty").  In
                         all cases of early redemption, the Penalty will be the equivalent of 120-days interest calculated on the latest Principal statement balance. The Penalty may result in a reduction of the Investor's Principal
                         Balance.

                         Investors may not transfer ownership of the Note(s). In cases of probate or court decree, the Note(s) will be redeemed and will be subject to the Penalty. The Investors will not be able to break the Note into smaller denominations at any time during the life of the Note(s).

                         Notes may be redeemed by writing to TruServ
                         Investment Program, P.O. Box 75933, Chicago,
                         Illinois, 60675-5933.

                         All signatures of registered owners are required. Checks will be sent only to the Investor's registered Account address.


                         Redemptions will be posted by the Agent Bank no later than the business day following the business day of the receipt of the redemption request.









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Redemption by            The Notes will be redeemable at the option of TruServ
TruServ Corporation      Corporation at any time, in whole or in part, at 100%
                         of the principal amount thereof, plus accrued and unpaid interest to the redemption date. Any partial redemption of the Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the Trustee. TruServ Corporation may also, at any time at its option, redeem one or more individual Notes.

                         The Notes being redeemed by TruServ Corporation, plus accrued and unpaid interest thereon to the date of redemption, will be paid by check to the Investor of the Note(s). Interest on the redeemed amount shall cease to accrue on and after the effective date of redemption.


Account Information      For current Account Information, Investors may call
                         toll free 1-800-507-9000.


Note Subordination       The Notes will be subordinated in right of payment to
                         senior notes indebtedness to banking institutions, trade creditors and other indebtedness of TruServ
                         Corporation.


Additional Information   The Prospectus for this offering and TruServ
                         Investment Program Application and Agreement Form mailed with this Program Description are incorporated herein by reference. Additional copies of the Prospectus may be obtained by contacting TruServ
                         Corporation at 1-773-695-5388 or via the Internet at eodle@trueserv.com

Account Setup and        All Account setup forms, (W-9, TruServ Corporation
Investment               application and agreement), accompanied by a personal,
                         certified or cashier's check, should be mailed to:

                         TruServ Investment Program, Investor Services, P.O. Box 75933, Chicago, Illinois 60675-5933

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IF YOU ARE A CURRENT INVESTOR IN THE TRUSERV INVESTMENT PROGRAM ENTER YOUR
ACCOUNT NUMBER HERE.
(Bank Reference 01)                    Account Number
                                       942
                                          --------------------------------
Type of Account

PLEASE CHECK ONLY ONE. USE ONE APPLICATION PER ACCOUNT. FOR ADDITIONAL APPLICATIONS, PHOTOCOPY OR CALL 1-800-507-9000.

/ / INDIVIDUAL ACCOUNT (Bank Reference 01)

    Name of Owner

    ------------------------------------------
    Social Security Number

    ------------------------------------------


/ / GIFT TO MINOR (CUSTODIAL ACCOUNT) (Bank Reference 04)

    The minor is beneficial owner of the account. An adult custodian manages the account until the minor comes of age as specified i the Uniform Gift to Minors Act. Custodian's signature is required for all transactions.

    Name of Custodian

    ------------------------------------------
    Name of Minor

    ------------------------------------------
    Minor's Social Security Number

    ------------------------------------------
    Custodian's State of Residence

    ------------------------------------------


/ / JOINT ACCOUNT (Bank Reference 03)

    Name of Owner

    ------------------------------------------
    Social Security Number

    ------------------------------------------
    Name of Joint Owner

    ------------------------------------------

/ / TRUST ACCOUNT (Bank Reference 05)

    Account is established with provisions of a trust agreement. Trustee's or designated agent's signature is required for all transactions. Please attach first two and last two pages of trust agreement with this application.

    Trust Title

    ------------------------------------------
    Trustee's Name

    ------------------------------------------
    Cotrustee (if any)

    ------------------------------------------
    Trust Date        Trust Tax ID Number

    ---------------   ------------------------

================================================================================

Mailing Address

    Address                                               Evening Phone Number
                                                          (    )
    --------------------------------------------------    ----------------------
    City, State, Zip                                      Daytime Phone Number
                                                          (    )
    --------------------------------------------------    ----------------------

================================================================================

Investment Amounts & Maturity Selection

SEPARATE CHECKS MUST BE SENT FOR EACH TERM.

NOTE: The minimum initial investment per term is $1,000.00 and in increments of $1,000.00.
ENCLOSED IS(ARE) MY CHECK(S) PAYABLE TO TRUSERV INVESTMENT PROGRAM FOR $
                                                                        --------
/ / 2-YEAR TERM
    Amount                 Check Number
    $
     ------------------    ----------------

/ / 3-YEAR TERM
    Amount                 Check Number
    $
     ------------------    ----------------

/ / 4-YEAR TERM
    Amount                 Check Number
    $
     ------------------    ----------------

================================================================================

Interest Payment Option

/ / COMPOUND INTEREST TO NOTE PRINCIPAL
    Accrued interest will be added to the principal balance semiannually
    NOTE: If no interest payment option is selected, interest will be automatically compounded.

/ / CHECK MAILED TO REGISTERED ACCOUNT ADDRESS

================================================================================

Member/Investor Affiliation

(IF APPLICABLE) PLEASE CHECK THE APPROPRIATE BOX AND COMPLETE THE INFORMATION REQUESTED.

/ / TRUSERV MEMBER (Bank Reference 03)

    D/B/A Name

    ------------------------------------------
    Member Number

    ------------------------------------------

/ / IMMEDIATE FAMILY MEMBER OF TRUSERV MEMBER (Bank Reference 04)

    D/B/A Name

    ------------------------------------------
    Member Number             Relationship

    -----------------------   ----------------

    I CERTIFY THAT THE ABOVE APPLICANT IS A MEMBER OF MY FAMILY.
    APPLICATIONS WILL NOT BE PROCESSED IF NOT SIGNED BY MEMBER.

    X
     -----------------------------------------

================================================================================

W-9 Tax Information

X BOX IF APPLICABLE.

                       OVER - INVESTOR SIGNATURE REQUIRED

                 W-9 - Member/Investor Application & Agreement
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TRUSERV INVESTMENT PROGRAM AGREEMENT APPLICATION

Instructions for Completing Payer's Request for Taxpayers Identification
Certification:

Under Federal tax law, you must provide TruServ Corporation with your correct Social Security Number or other Taxpayer ID Number, a certification that the number provided is correct and a certification that you are not subject to backup withholding. Failure to furnish your correct Social Security or Taxpayer ID Number or to so certify will result in 31% of interest paid to your account being withheld and paid to the IRS. In addition, you may be subject to a penalty imposed by the IRS if you fail to provide your correct Social Security or Taxpayer ID Number or if you make an incorrect certification.

APPLICATION

I/We request the investment in the TruServ Investment Program. I/We have identified on the application forms the two, three and/or four-year term(s) and semiannual interest compounding or payment by issuing a check semiannually.

I/We agree to all terms and conditions of the TruServ Investment Program as set forth in the Program Description. I/We acknowledge that I/we have received and reviewed the Program Description, Prospectus and have reviewed and approved all schedules, W-9 Application & Agreement form. I/We agree that TruServ Corporation may amend the Program Description from time to time and that such amendments shall be binding upon me/us.

I/We agree that TruServ Corporation may comply with any levies, garnishments and court orders at the sole and absolute discretion of TruServ Corporation.

I/We jointly and severally hereby agree to defend, indemnify, reimburse, exonerate, save and hold harmless TruServ Corporation and its agents for, from and against any and all loses, damages, claims, demand and expenses including reasonable attorneys fees, of any and every nature actually or allegedly arising in whole or in part out of the written information, tax identification number, certifications, notice or instructions provided by me/us or out of my/our bad faith, negligence, willful misconduct, strict liability of breach of this agreement.

I/We agree that this agreement may be terminated by TruServ Corporation at any time upon TruServ Corporation's written notice mailed to me/us at the address stated herein.

I/We understand that TruServ Investment Program is administered by The Northern Trust Company on behalf of TruServ Corporation. The Northern Trust Company is not a co-principal of the TruServ Investment Program and no investment dollars will be held by The Northern Trust Company. First Trust National Association is the acting indenture trustee of the TruServ Investment Program pursuant to a written trust indenture between TruServ Corporation and First Trust National Association.

Written Redemption: Subject to the terms of the Program Description as amended, you may redeem any or all of your Account by writing: TruServ Investment Program, Investor Services Attn.: Agent of Issuer, P.O. Box 75933, Chicago, IL 60675-5933. All Signatures of registered owners are required. Checks will be sent only to your registered Account address.

Custodial Account: A minor is the beneficial owner of the account. An adult Custodian manages the account until the minor comes of age as specified in the Uniform Gift to Minors Act in the Custodian's state of residence. Custodian's signature is required for all transactions.

Additional copies of the Program Description and Prospectus are available upon request by writing to: TruServ Investment Program, Investor Services Attn.:
Agent of Issuer, P.O. Box 75933, Chicago, IL 60675-5933.

This form is intended for the sole use of Investors by the agent of the TruServ Investment Program. INCOMPLETE FORMS, MISSING SUPPORTING DOCUMENTATION FOR THE PURCHASE OF NOTE OR NOTES, WILL RESULT IN THE RETURN OF YOUR INVESTMENT.

Summary of Key Features of the Program include, (full Program provisions are detailed in the Program Description and Prospectus):

     - Investment(s) in the TruServ Investment Program cannot be pledged

     - Note Denominations cannot be altered once purchased

     - Ownership cannot be transferred or changed

     - Subordination: it is a condition of this obligation of the Company, and the holder by the acceptance hereof agrees, that the indebtedness evidenced by and accruing on notes to be purchased shall be and at all times remain junior and subordinate in right of payment to any and all indebtedness of the Company and to other indebtedness of the Company.

     - TruServ Corporation retains the sole right to call any and all TruServ Investment Program Notes at any time.

APPLICATION WILL BE REJECTED IF THIS FORM IS NOT COMPLETE. ALL APPLICANTS SIGNATURES ARE REQUIRED.


PLEASE SIGN

PRIMARY SIGNATURE                                                DATE
                 ----------------------------------------------      -----------
CO-APPLICANT SIGNATURE                                           DATE
                      -----------------------------------------      -----------
CO-APPLICANT SIGNATURE                                           DATE
                      -----------------------------------------      -----------
CO-APPLICANT SIGNATURE                                           DATE
                      -----------------------------------------      -----------


NMA96
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                           TRUSERV INVESTMENT PROGRAM

             VARIABLE DENOMINATION FIXED RATE REDEEMABLE TERM NOTES

                             New Dollar Investment

                        Rates effective: October 1, 1997

                              TERM           RATE
                              ----           ----

                              2 Years        6.78%

                              3 Years        6.84%

                              4 Years        6.89%


Completed applications for investments must be received by TUESDAY, SEPTEMBER 30, 1997.

The interest rate is fixed for the term of the Note. Select from semi-annual compounding of interest or check payment.

For more information call 1-800-507-9000.
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                                 [TRUSERV LOGO]

 TRUSERV CORPORATION, 8600 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS 60631-3505

                                MEMBER/INVESTOR